Exhibit 99.1

NDC Plaza

Atlanta, GA 30329-2010

404-728-2000

For Immediate Release

NDCHealth Delays Release of Second Quarter Results and Filing with SEC

ATLANTA, January 5, 2005 – NDCHealth Corporation (NYSE: NDC) announced that it will delay the release of its second quarter financial results and conference call scheduled for today.

As previously disclosed, NDCHealth identified certain practices regarding the exchange of physician software inventory held by value-added resellers that were inconsistent with company policies. Following thorough review and analysis, the company has determined it is appropriate to restate prior-period results beginning with its fiscal year ended May 31, 2002 through the first quarter of fiscal 2005 ended August 27, 2004. The restatement will also include other identified adjustments from prior periods.

NDCHealth will release its second fiscal quarter results and submit amended filings with the SEC on Forms 10-K/A and 10-Q/A with restated financial statements as soon as possible.

About NDCHealth

NDCHealth is uniquely positioned in healthcare as a leading provider of point-of-service systems, electronic connectivity and information solutions to pharmacies, hospitals and health facilities, physicians, pharmaceutical manufacturers and payers.

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Contact:

Robert Borchert

VP, Investor Relations

404-728-2906

robert.borchert@ndchealth.com